January 2019 Pricing Supplement No. U3583 Registration Statement No. 333-218604-02 Dated January 31, 2019 Filed pursuant to Rule 424(b)(2)

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Contingent Income Securities due February 5, 2020 linked to the Nasdaq-100 Index (the “Underlying”), which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a Contingent Coupon but only if on every trading day during the applicable quarterly Observation Period the closing level of the Underlying is greater than or equal to approximately 80% of the Initial Level, which we refer to as the Coupon Barrier Level. If on any trading day during an Observation Period the closing level of the Underlying is less than the Coupon Barrier Level, you will not receive any Contingent Coupon for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any Contingent Coupons during the entire term of the securities. In addition, if the closing level of the Underlying is greater than or equal to the Initial Level on any Observation Date scheduled to occur on or after July 31, 2019 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon otherwise due, if any, with respect to the related Observation Period. At maturity, if the securities have not previously been automatically redeemed and the Final Level is greater than or equal to approximately 80% of the Initial Level, which we refer to as the Downside Threshold Level, investors will receive the Principal Amount and, if on every trading day during that Observation Period ending on the Valuation Date the closing level of the Underlying is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period. However, if the Final Level is less than the Downside Threshold Level, investors will be fully exposed to the decline in the level of the Underlying over the term of the securities, and the Redemption Amount will be less than approximately 80% of the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Investors will not participate in any appreciation of the Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal, the risk of receiving no Contingent Coupon on a Contingent Coupon Payment Date if on any trading day during the related Observation Period the closing level of the Underlying is below the Coupon Barrier Level, and the risk of an Automatic Redemption of the securities.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlying:	The Underlying is set forth in the table below. For more information on the Underlying, see “The Reference Indices—The NASDAQ-100 Index” in the accompanying underlying supplement. The Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Downside Threshold Level, Coupon Barrier Level and Early Redemption Level:
Underlying	Ticker	Initial Level	Downside Threshold Level	Coupon Barrier Level	Early Redemption Level
Nasdaq-100 Index	NDX <Index>	6906.839	5525.471	5525.471	6906.839
Aggregate Principal Amount:	$2,000,000
Principal Amount:	$1,000 per security
Price to Public:	$1,000 per security (see “Commissions and Price to Public” below)
Trade Date:	January 31, 2019
Settlement Date:	February 5, 2019 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	January 31, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	February 5, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Redemption Amount:	If the securities have not previously been automatically redeemed, on the Maturity Date investors will receive a Redemption Amount determined as follows:
• If the Final Level is greater than or equal to the Downside Threshold Level:	the Principal Amount, and if on every trading day during the Observation Period ending on the Valuation Date the closing level of the Underlying is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.
• If the Final Level is less than the Downside Threshold Level:

(i) the Principal Amount multiplied by (ii) the Underlying Return.

In this case, the Redemption Amount will be less than $800 per $1,000 principal amount of securities. You could lose your entire investment.

Distributor:	Morgan Stanley Smith Barney LLC (“MSSB”). See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$1,000	$12.50(1)
		$5(2)	$982.50
Total	$2,000,000	$35,000	$1,965,000

(1) We or one of our affiliates will pay to MSSB discounts and commissions of $17.50 per $1,000 principal amount of securities, of which $5 per $1,000 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $5 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $1,000 principal amount of the securities on the Trade Date is $977.70 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Key Terms continued from previous page:
Contingent Coupons:

•  Subject to Automatic Redemption, if, on every trading day during an Observation Period, the closing level of the Underlying is greater than or equal to the Coupon Barrier Level, we will pay a Contingent Coupon at an annual rate of 8.15% (corresponding to $20.375 per quarter per security) on the immediately following Contingent Coupon Payment Date.

•  If on any trading day during an Observation Period the closing level of the Underlying is less than the Coupon Barrier Level, no Contingent Coupon will be paid with respect to that Observation Period.

Automatic Redemption:	If an Early Redemption Event occurs, the securities will be automatically redeemed and you will be entitled to receive a cash payment equal to the Principal Amount (the “Automatic Redemption Amount”) and the Contingent Coupon payable, if any, on the immediately following Contingent Coupon Payment Date. No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made in respect of such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Date (the “Automatic Redemption Date”). Any payment on the securities is subject to our ability to pay our obligations as they become due.
Early Redemption Event:	An Early Redemption Event will occur on any Observation Date scheduled to occur on or after July 31, 2019 (other than the Valuation Date) if the closing level of the Underlying on such Observation Date is equal to or greater than the Early Redemption Level.
Early Redemption Level:	100% of the Initial Level, as set forth in the table above.
Coupon Barrier Level:	Approximately 80% of the Initial Level, as set forth in the table above.
Downside Threshold Level:	Approximately 80% of the Initial Level, as set forth in the table above.
Initial Level:	The closing level of the Underlying on the Trade Date, as set forth in the table above.
Final Level:	The closing level of the Underlying on the Valuation Date
Observation Periods:	Each Observation Period will be from but excluding an Observation Date to and including the next following Observation Date, provided that the first Observation Period will be from but excluding the Trade Date to and including the first Observation Date.
Observation Dates:	April 30, 2019, July 31, 2019, October 31, 2019 and the Valuation Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” We also refer to the Observation Date immediately prior to the Maturity Date as the Valuation Date.
Contingent Coupon Payment Dates:	May 3, 2019, August 5, 2019, November 5, 2019 and the Maturity Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Contingent Coupon Payment Date is not a business day, the Contingent Coupon will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The amount of any Contingent Coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Contingent Coupon Payment Date. No Contingent Coupons will be payable following an Automatic Redemption. Contingent coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon Payment Date, provided that the Contingent Coupon payable, if any, on the Automatic Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Automatic Redemption Amount or Redemption Amount, as applicable, is payable.
Underlying Return:	The Final Level divided by the Initial Level
CUSIP / ISIN:	22551LVB3 / US22551LVB34
Listing:	The securities will not be listed on any securities exchange.

January 2019	Page 2

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

You should read this pricing supplement together with the underlying supplement dated April 19, 2018, the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated April 19, 2018:

https://www.sec.gov/Archives/edgar/data/1053092/000095010318004962/dp89590_424b2-underlying.htm

•	Product Supplement No. I−B dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006316/dp77781_424b2-ib.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

January 2019	Page 3

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Downside Threshold Level

January 2019	Page 4

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Investment Summary

Auto-Callable Contingent Income Securities

Principal at Risk Securities

The Auto-Callable Contingent Income Securities due February 5, 2020 linked to the Nasdaq-100 Index, which we refer to as the securities, provide an opportunity for investors to earn a Contingent Coupon at an annual rate of 8.15% (corresponding to $20.375 per quarter per security) but only if on every trading day during the applicable Observation Period the closing level of the Underlying is greater than or equal to approximately 80% of the Initial Level, which we refer to as the Coupon Barrier Level. It is possible that the closing level of the Underlying could be below the Coupon Barrier Level on any trading day during most or all of the Observation Periods throughout the entire term of the securities so that you may receive few or no Contingent Coupons during the entire term of the securities. In addition, if the closing level of the Underlying is greater than or equal to the Initial Level on any Observation Date scheduled to occur on or after July 31, 2019 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon payable, if any, on the immediately following Contingent Coupon Payment Date.

If the securities have not been previously automatically redeemed and the Final Level is greater than or equal to approximately 80% of the Initial Level, which we refer to as the Downside Threshold Level, the Redemption Amount will be the Principal Amount and, if on every trading day during the Observation Period ending on the Valuation Date the closing level of the Underlying is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period. However, if the Final Level is less than the Downside Threshold Level, investors will be fully exposed to the decline in the Underlying over the term of the securities and will receive an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Underlying from the Initial Level to the Final Level. In this scenario, the value of any such payment will be less than 80% of the Principal Amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any Contingent Coupons. In addition, investors will not participate in any appreciation of the Underlying.

Maturity:	Approximately one year, unless automatically redeemed earlier
Redemption Amount:

If the securities have not previously been automatically redeemed, investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level is greater than or equal to the Downside Threshold Level, investors will receive the Principal Amount and, if on every trading day during the Observation Period ending on the Valuation Date the closing level of the Underlying is also greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.

If the Final Level is less than the Downside Threshold Level, investors will receive a Redemption Amount that is less than 80% of the Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent Coupons:

A Contingent Coupon at an annual rate of 8.15% (corresponding to $20.375 per security per quarter) will be paid on the securities on each Contingent Coupon Payment Date but only if on every trading day during the applicable quarterly Observation Period the closing level of the Underlying is at or above the Coupon Barrier Level.

If, on any trading day during an Observation Period, the closing level of the Underlying is less than the Coupon Barrier Level, we will pay no coupon for the applicable quarterly period.

Automatic Redemption:	If an Early Redemption Event occurs, the securities will be automatically redeemed and you will be entitled to receive a cash payment equal to the Principal Amount and the Contingent Coupon payable, if any, on the immediately following Contingent Coupon Payment Date. No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made in respect of such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Date.

January 2019	Page 5

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

An Early Redemption Event will occur on any Observation Date scheduled to occur on or after July 31, 2019 (other than the Valuation Date) if the closing level of the Underlying on such Observation Date is equal to or greater than the Early Redemption Level.

January 2019	Page 6

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a Contingent Coupon of 8.15% per annum but only if on every trading day during the applicable Observation Period the closing level of the Underlying is greater than or equal to approximately 80% of the Initial Level, which we refer to as the Coupon Barrier Level. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing a significant portion or all of their principal, (ii) receiving no Contingent Coupon on a Contingent Coupon Payment Date if the level of the Underlying is below the Coupon Barrier Level on any trading day during the related Observation Period and (iii) an Automatic Redemption of the securities. The following scenarios are for illustrative purposes only to demonstrate how the Contingent Coupon and the Redemption Amount (if the securities have not previously been automatically redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically redeemed, the Contingent Coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the Redemption Amount may be less than 80% of the Principal Amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity.	This scenario assumes that the securities are automatically redeemed prior to the Maturity Date on one of the quarterly Contingent Coupon Payment Dates for the Automatic Redemption Amount equal to the Principal Amount plus any Contingent Coupon otherwise due with respect to the relevant Observation Period. Prior to the Automatic Redemption, the Underlying may close at or above the Coupon Barrier Level on every trading day during some or all of the quarterly Observation Periods. In this scenario, investors receive the Contingent Coupon with respect to each Observation Period during which the Underlying closes at or above the Coupon Barrier Level on every trading day during such Observation Period, but not for the periods for which the Underlying closes below the Coupon Barrier Level on any trading day during such Observation Period. No further payments will be made on the securities once they have been automatically redeemed.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the Contingent Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the Underlying may close at or above the Coupon Barrier Level on every trading day during some but not all of the quarterly Observation Periods. Consequently, investors receive the Contingent Coupon with respect to each Observation Period during which the Underlying closes at or above the Coupon Barrier Level on every trading day during such Observation Period, but not for the quarterly periods for which the Underlying closes below the Coupon Barrier Level on any trading day during such Observation Period. On the Valuation Date, the Underlying closes at or above the Downside Threshold Level. Therefore, at maturity, investors will receive the Principal Amount, and, if on every trading day during the Observation Period ending on the Valuation Date the closing level of the Underlying is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the quarterly Contingent Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the Underlying closes below the Coupon Barrier Level on at least one trading day during all or nearly all of the quarterly Observation Periods. In this scenario, investors do not receive any Contingent Coupons, or receive Contingent Coupons for only a limited number of Contingent Coupon Payment Dates. On the Valuation Date, the Underlying closes below the Downside Threshold Level. Therefore, investors receive an amount equal to the Principal Amount multiplied by the Underlying Return at maturity. Under these circumstances, the Redemption Amount will be less than 80% of the Principal Amount and could be zero. No coupon will be paid at maturity in this scenario.

January 2019	Page 7

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Nasdaq-100 Index Summary

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on Nasdaq (which may be the official closing price published by Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value.

Information as of market close on January 31, 2019:

Bloomberg Ticker Symbol:	NDX
Current Closing Level:	6906.839
52 Weeks Ago (on 2/1/2018):	6901.504
52 Week High (on 8/29/2018):	7660.180
52 Week Low (on 12/24/2018):	5899.354

For additional information about the Nasdaq-100 Index, see “Nasdaq-100 Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “Nasdaq-100 Index Historical Performance” below.

January 2019	Page 8

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a Contingent Coupon and whether an Early Redemption Event occurs will be determined on each Observation Date. If the securities are not automatically redeemed, the Redemption Amount will be determined by reference to the closing level of the Underlying on the Valuation Date. The actual Initial Level, Coupon Barrier Level, Downside Threshold Level and Early Redemption Level are set forth in “Key Terms” herein. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Level:	6,800
Hypothetical Coupon Barrier Level:	5,440, which is 80% of the hypothetical Initial Level
Hypothetical Downside Threshold Level:	5,440, which is 80% of the hypothetical Initial Level
Hypothetical Early Redemption Level:	6,800, which is 100% of the hypothetical Initial Level
Contingent Coupons:

8.15% per annum (corresponding to $20.375 per quarter per security)

A Contingent Coupon is paid on each Contingent Coupon Payment Date but only if on every trading day during the related Observation Period the closing level of the Underlying is at or above the Coupon Barrier Level.

Automatic Redemption:	If on any Observation Date scheduled to occur on or after July 31, 2019 (other than the Valuation Date) the closing level of the Underlying is greater than or equal to the Initial Level, the securities will be automatically redeemed for an Automatic Redemption Amount equal to the Principal Amount plus the Contingent Coupon payable, if any, on the immediately following Contingent Coupon Payment Date.
Redemption Amount (if the securities have not been automatically redeemed):

If the Final Level is greater than or equal to the Downside Threshold Level: the Principal Amount and, if on every trading day during the Observation Period ending on the Valuation Date the closing level of the Underlying is greater than or equal to the Coupon Barrier Level, the Contingent Coupon with respect to that Observation Period.

If the Final Level is less than the Downside Threshold Level: (i) the Principal Amount multiplied by (ii) the Underlying Return.

Principal Amount:	$1,000

In Example 1, the securities are automatically redeemed on one of the Contingent Coupon Payment Dates, and no further payments are made on the securities after they have been automatically redeemed. In Examples 2, 3, and 4, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The closing level of the Underlying is at or above the Early Redemption Level on the first quarterly Observation Date, so the securities are automatically redeemed on the immediately following Contingent Coupon Payment Date. The closing level of the Underlying is also at or above the Coupon Barrier Level on every trading day during the Observation Period immediately preceding the Automatic Redemption. Upon Automatic Redemption, investors receive the Automatic Redemption Amount calculated as $1,000 + $20.375 = $1,020.375.

The total payment over the term of the securities is $1,020.375.

Example 2 — The closing level of the Underlying is below the Early Redemption Level on each quarterly Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of the Underlying is at or above the Coupon Barrier Level on every trading day throughout the quarterly Observation Periods including the Observation Period ending on the Valuation Date, and the Final Level is above the Initial Level. Therefore, you would receive (i) the Contingent Coupons with respect to each Observation Period prior to (and excluding) the Observation Period ending on the Valuation Date, totaling $20.375 × 3 = $61.125 and (ii) the Redemption Amount calculated as $1,000 + $20.375 = $1,020.375.

The total payment over the term of the securities is $61.125 + $1,020.375 = $1,081.50.

This example illustrates the scenario where you receive a Contingent Coupon on every Contingent Coupon Payment Date throughout the term of the securities and receive your principal back at maturity, resulting in a 8.15% per annum interest rate over the term of the securities. Despite the fact that the Final Level is greater than the Initial Level, you will not participate in any appreciation of the Underlying. This is therefore the maximum amount payable over the term of the securities. To the extent that coupons are not paid on every Contingent Coupon Payment Date, the effective interest rate on the securities will be less than 8.15% per annum and could be zero. If the securities are automatically redeemed prior to maturity, you will receive no

January 2019	Page 9

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

more Contingent Coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Example 3 — The closing level of the Underlying is below the Early Redemption Level on each quarterly Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of the Underlying is at or above the Coupon Barrier Level on every trading day during two out of the three quarterly Observation Periods prior to the Observation Period ending on the Valuation Date. The Final Level is 100, which is above the Downside Threshold Level, and on every trading day during the Observation Period ending on the Valuation Date, the closing level of the Underlying is greater than the Coupon Barrier Level. In this scenario, you receive a Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the Observation Period ending on the Valuation Date. Therefore, you would receive (i) the Contingent Coupons with respect to two Observation Periods preceding the final Observation Period, totaling $20.375 × 2 = $40.75, but not for the other Observation Date prior to (and excluding) the Valuation Date, and (ii) the Redemption Amount calculated as $1,000 + $20.375 = $1,020.375.

The total payment over the term of the securities is $40.75 + $1,020.375 = $1,061.125.

Example 4 — The closing level of the Underlying is below the Early Redemption Level on the eight quarterly Observation Dates prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of the Underlying is below the Coupon Barrier Level on at least one trading day during all of the quarterly Observation Periods, and the Final Level is 60, which is below the Downside Threshold Level. Therefore, you would receive no Contingent Coupons, and the Redemption Amount would be calculated as $1,000 × 3,400 / 6,800 = $500.

The total payment over the term of the securities is $0 + $500 = $500.

If the securities are not automatically redeemed prior to maturity and the Final Level is less than the Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

January 2019	Page 10

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying underlying supplement, product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not automatically been redeemed prior to maturity and the Final Level is less than the Downside Threshold Level, you will be fully exposed to the decline in the Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the level of the Underlying from the Initial Level to the Final Level. Under this scenario, the value of any such payment will be less than 80% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities do not provide regular fixed interest payments. Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. You will receive a Contingent Coupon with respect to an Observation Period only if on every trading day during such Observation Period the closing level of the Underlying is greater than or equal to the Coupon Barrier Level. If the closing level of the Underlying is below the Coupon Barrier Level on at least one trading day during each Observation Period over the term of the securities, you will not receive any Contingent Coupons. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of Contingent Coupons is variable and may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the Contingent Coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupon payments and in real value terms. Furthermore, it is possible that you will not receive some or all of the Contingent Coupon payments over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore greater risk that you might lose some or all of your investment at maturity. “Volatility” refers to the frequency and magnitude of changes in the level of the Underlying. The greater the expected volatility with respect to the Underlying on the Trade Date, the higher the expectation as of the Trade Date that the Underlying could close below the Downside Threshold Level on the Valuation Date, indicating a higher expected risk of loss on the securities. The securities offer Contingent Coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities. These risks include (i) the risk that the number of Contingent Coupon payments you receive over the term of the securities, if any, will result in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity and (ii) the risk that you might lose a significant portion or all of your principal amount at maturity if the Final Level is less than the Downside Threshold Level. The volatility of the Underlying is an important factor affecting these risks. Further, a relatively lower Downside Threshold Level may not necessarily indicate that the securities have a greater likelihood of a return of principal at maturity. Greater expected volatility of the Underlying as of the Trade Date may contribute to the higher yield potential, but would also represent a greater expected likelihood that you will receive only a few or no Contingent Coupon

January 2019	Page 11

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

payments over the term of the securities and lose a significant portion or all of your principal at maturity. You should be willing to accept the downside market risk of the Underlying and the potential to lose a significant portion or all of your principal at maturity.

▪	The securities are subject to a potential Automatic Redemption, which would limit your opportunity to be paid Contingent Coupons over the full term of the securities. The securities are subject to a potential Automatic Redemption. If an Early Redemption Event occurs, the securities will be automatically redeemed and you will be entitled to receive a cash payment equal to the Principal Amount and the Contingent Coupon payable, if any, on that Contingent Coupon Payment Date, and no further payments will be made in respect of the securities. In this case, you will lose the opportunity to continue to be paid Contingent Coupons from the Automatic Redemption Date to the scheduled Maturity Date. If the securities are automatically redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

▪	Investors will not participate in any appreciation in the level of the Underlying. Investors will not participate in any appreciation in the level of the Underlying from its Initial Level, and the return on the securities will be limited to the Contingent Coupons that may be paid with respect to the Observation Period until the securities are automatically redeemed or reach maturity. It is possible that the closing levels of the Underlying could be below the Coupon Barrier Level on at least one trading day during most or all of the Observation Periods so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The Contingent Coupon, if any, is based on the value of the Underlying on each trading day during the related quarterly Observation Period. Whether the Contingent Coupon will be paid on any Coupon Payment Date will be determined at the end of the relevant interest period, based on the closing value of the Underlying on each trading day during the relevant quarterly Observation Period. If the closing value of the Underlying on any trading day during an Observation Period is below the Coupon Barrier Level, you will receive no coupon for the related interest period, even if the closing value of the Underlying was at or above the Coupon Barrier Level on most or all of the other trading days during that Observation Period.

▪	At maturity or upon Automatic Redemption, the securities will not pay more than the Principal Amount, plus the final Contingent Coupon, if any. At maturity or upon Automatic Redemption, the securities will not pay more than the principal amount, plus the final Contingent Coupon, if any, regardless of the performance of the Underlying. Even if the Final Level is greater than the Initial Level, you will not participate in the appreciation of the Underlying. The maximum amount payable with respect to the securities (excluding any Contingent Coupons) is $1,000 for each $1,000 principal amount of the securities.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Foreign company risk. Some of the assets included in the Nasdaq-100 Index are issued by foreign companies. Foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. Foreign companies may be subject to different political, market, economic, regulatory and other risks than those applicable to domestic companies, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of some of the equity securities included in the Nasdaq-100 Index, and therefore the performance of the Underlying and the value of the securities.

▪	Hedging and trading activity. We, any dealer, or any of our or their respective affiliates may carry out hedging activities related to the securities, including in instruments related to the Underlying. We, any dealer, or our or their respective affiliates may also trade instruments related to the Underlying from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less

January 2019	Page 12

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad

January 2019	Page 13

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Coupon Barrier Level, the Downside Threshold Level and the Early Redemption Level, whether you receive a Contingent Coupon on each Contingent Coupon Payment Date, whether you receive any previously unpaid Contingent Coupons and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of the Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Level, and therefore, could increase the Coupon Barrier Level, which is the level at or above which the Underlying must close on each trading day during an Observation Period in order for you to receive a Contingent Coupon, and the Downside Threshold Level, which is the level at or above which the Underlying must close on the Valuation Date so that you are not exposed to the negative performance of the Underlying. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the level of the Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o   the expected and actual volatility of the Underlying;

o   the time to maturity of the securities;

o   the dividend rate on the equity securities included in the Underlying;

o   interest and yield rates in the market generally;

o   investors’ expectations with respect to the rate of inflation;

o   geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Underlying or markets generally and which may affect the level of the Underlying; and

o   our creditworthiness, including actual or anticipated downgrades in our credit ratings.

January 2019	Page 14

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights relating to the Underlying. Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Underlying. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Underlying. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Underlying.

▪	Adjustments to the Underlying could adversely affect the value of the securities. The publisher of the Underlying may add, delete or substitute the component stocks of the Underlying or make other methodological changes that could change the value of the Underlying. Any of these actions could adversely affect the value of the securities. The publisher of the Underlying may also discontinue or suspend calculation or publication of the Underlying at any time. In these circumstances, Credit Suisse International, as the calculation agent, will have the sole discretion to substitute a successor underlying that is comparable to the discontinued Underlying. Credit Suisse International could have an economic interest that is different than that of investors in the securities insofar as, for example, Credit Suisse International is permitted to consider the Underlying that is calculated and published by Credit Suisse International or any of its affiliates. If Credit Suisse International determines that there is no appropriate successor underlying on any Observation Date, the determination of whether a Contingent Coupon will be payable on the securities on the applicable Contingent Coupon Payment Date, and/or the amount payable at maturity, if any, will be based on the value of the Underlying, based on the closing prices of the stocks constituting the Underlying at the time of such discontinuance, without rebalancing or substitution, computed by Credit Suisse International as calculation agent in accordance with the formula for calculating the Underlying last in effect prior to such discontinuance, as compared to the Initial Level, Coupon Barrier Level or Downside Threshold Level.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlying and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

January 2019	Page 15

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Nasdaq-100 Index Historical Performance

The following graph sets forth the daily closing levels of the Underlying for the period from January 2, 2014 through January 31, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Underlying for each quarter in the same period. The closing level on January 31, 2019 was 6906.839. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Underlying should not be taken as an indication of future performance, and no assurance can be given as to the level of the Nasdaq-100 Index on any trading day during any Observation Period or on the Valuation Date.

Nasdaq-100 Index Daily Closing Levels January 2, 2014 to January 31, 2019

* The solid red line in the graph indicates the Coupon Barrier Level and Downside Threshold Level.

January 2019	Page 16

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Nasdaq-100 Index	High	Low	Period End
2014
First Quarter	3727.185	3440.502	3595.736
Second Quarter	3849.479	3446.845	3849.479
Third Quarter	4103.083	3857.938	4049.445
Fourth Quarter	4337.785	3765.281	4236.279
2015
First Quarter	4483.049	4089.648	4333.688
Second Quarter	4548.740	4311.257	4396.761
Third Quarter	4679.675	4016.324	4181.060
Fourth Quarter	4719.053	4192.963	4593.271
2016
First Quarter	4497.857	3947.804	4483.655
Second Quarter	4565.421	4201.055	4417.699
Third Quarter	4891.363	4410.747	4875.697
Fourth Quarter	4965.808	4660.457	4863.620
2017
First Quarter	5439.742	4911.333	5436.232
Second Quarter	5885.296	5353.586	5646.917
Third Quarter	6004.380	5596.956	5979.298
Fourth Quarter	6513.269	5981.918	6396.422
2018
First Quarter	7131.121	6306.100	6581.126
Second Quarter	7280.705	6390.837	7040.802
Third Quarter	7660.180	7014.554	7627.650
Fourth Quarter	7645.453	5899.354	6329.964
2019
First Quarter (through January 31, 2019)	6906.839	6147.127	6906.839

January 2019	Page 17

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be short-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2021 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not

January 2019	Page 18

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FATCA.  You should review the section entitled "Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities" in the accompanying product supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2019	Page 19

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive discounts and commissions of $17.50 per $1,000 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $17.50 for each security they sell, of which $5 per $1,000 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

January 2019	Page 20

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated December 19, 2018 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on December 19, 2018. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated December 19, 2018, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on December 19, 2018. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

January 2019	Page 21

Auto-Callable Contingent Income Securities due February 5, 2020
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Linked to the Performance of the Nasdaq-100 Index
Principal at Risk Securities

Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

January 2019	Page 22